Exhibit 10.13

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of August [●], 2021, is by and among (i) IX Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), (ii) IX Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the investors listed on the signature pages hereto (the “Investors”, and each, an “Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and, for the elimination of doubt, such fund or account shall, severally and not jointly, be the Investor hereunder.

WHEREAS, the Sponsor, the SPAC and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the SPAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the SPAC filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units at a price of $10.00 per unit (“Unit”), each comprised of one share of Class A ordinary shares of the SPAC, par value $0.0001 per share (the “Class A Shares”), and a fraction of one redeemable warrant, with each whole warrant exercisable for one Class A Share at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following the closing of the IPO, the SPAC will seek to identify and consummate a Business Combination;

WHEREAS, the Sponsor initially subscribed for and purchased shares of Class B ordinary shares of the SPAC at $0.004 per share (the “Founder Shares”), comprising all of the issued and outstanding shares of the SPAC, up to 750,000 of which are subject to forfeiture to the extent the Underwriters do not exercise their over-allotment option in full;

WHEREAS, the Founder Shares are convertible into Class A Shares and are subject to restrictions on transfer as described in the Registration Statement and the exhibits thereto;

WHEREAS, in connection with the IPO, Investor has expressed an interest in acquiring up to 780,000 Units in the IPO, which shall not exceed 3.9% of the total outstanding Class A Shares (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit, with such IPO Indication together with the Transferred Shares (as defined below), and any of the SPAC's securities held by Investor and other affiliates not exceeding 3.9% of any class of the SPAC’s securities as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (after giving effect to the exercise of the over-allotment option, if any);

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Founder Shares for the same value paid by the Sponsor, or approximately $0.004 per share, on the terms and conditions set forth in this this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor 60,000 Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $240.00 ($0.004 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds. Such Transferred Shares shall be allocated to the Investors as set forth on the signature pages hereto.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the Units allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 3.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. For the avoidance of doubt, (i) subject to the foregoing contingency that if the IPO Indication is not fulfilled then the Investor shall not receive the Transferred Shares, Investor shall have no obligation to buy units in the IPO, and the failure to do so shall not constitute a breach of this Agreement, and (ii) neither the Transfer Price nor the number of Transferred Shares shall be adjusted should the SPAC’s underwriters allocate less than 3.9% of the Units offered in the IPO to the Investor or its affiliates (as applicable).

(c)	Subject only to Section 2 and the proviso in this Section 1(c), the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination, or (v) any other modification, without the Investor’s prior written consent; provided, for the avoidance doubt, the foregoing shall not preclude the waiver, in connection with a Business Combination, of any anti-dilution protections that may exist with respect to the Founder Shares (including the Transferred Shares).

(d)	The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure of the SPAC from that set forth in the Registration Statement.

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Section 2. Forfeiture.

(a)	In the event, the Investor does not purchase Units in the IPO Indication after having been provided an allocation and reasonable opportunity to purchase such amount, Investor shall forfeit to the Sponsor its pro rata portion of the Founder Shares. Notwithstanding the foregoing, the Investor shall not be required to forfeit any Founder Shares to the extent the failure to purchase Units in the IPO Indication is a result of the direct or indirect failure of the SPAC, the Sponsor or the IPO underwriters to allocate the Units in the IPO Indication to the Investor. The Transferred Shares and the Transfer Price shall not be adjusted should the IPO underwriters elect to allocate the Investor less than its allocation in the IPO Indication.

(b)	If the Investor fails to forfeit any Founder Shares it is required to forfeit pursuant to Section 2(a) above, the Investor hereby grants hereunder to the Sponsor and any representative designated by the Sponsor without further action by the Investor a limited irrevocable power of attorney solely to effect such forfeiture on behalf of the Investor, which power of attorney shall be deemed to be coupled with an interest.

Section 3. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)  The Founder Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under Applicable Laws or as otherwise disclosed in the Registration Statement) and were not issued in violation of, or subject to, any preemptive or similar rights.

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(d)	The Registration Statement, when it becomes effective, will not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the prospectus included therein (the “Prospectus”) will comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, (iii) each broadly available road show, if any, when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Investor furnished to the Sponsor or the SPAC in writing expressly for use therein.

(e)	The Transferred Shares are not convertible into or exchangeable for, either at the election of the holder or otherwise, shares of Class A Common Stock at any time prior to completion of a Business Combination.

Section 4. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

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(d)	No other person or entity acquiring Founder Shares pursuant to the IPO (each, an “Anchor Investor”) shall have rights superior to, or more favorable to such Anchor Investor than, the rights afforded to the Investor in this Agreement (any such more favorable rights, “Superior Rights”), provided, that the Investor acknowledges that an indirect interest in Founder Shares has been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and to other investors in the risk capital of the Sponsor, and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion. For the avoidance of doubt, any higher ratio of (i) the number of Founder Shares to be purchased by such Anchor Investor to (ii) the number of Units allocated in the IPO to such Anchor Investor (not including the over-allotment option or upsizing of the IPO), than the ratio for the Investor as set forth in this Agreement shall be considered Superior Rights. If any other Anchor Investor is afforded Superior Rights, the SPAC or the Sponsor (as applicable) shall immediately so inform the Investor and disclose to the Investor the terms thereof and the Investor shall have the right to elect to have those Superior Rights, in which case the parties shall promptly amend this Agreement to effect the same.

(e)	The Sponsor is the beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of the Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory or administrative authority (including the SEC) or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction (“Governmental Authority”). Upon transfer of the Transferred Shares to the Investor in accordance with the terms hereof against payment of the Transfer Price, the Investor will acquire good and valid title to the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law or this Agreement.

(f)	All limited liability company action required to be taken by the Sponsor to authorize the Sponsor to enter into this Agreement, and to transfer and sell the Transferred Shares, has been taken on or prior to the date hereof. All limited liability company action on the part of the Sponsor necessary for the execution and delivery of this Agreement, the performance of all obligations of the sponsor under this Agreement, and the transfer and sale of the Transferred shares has been taken on or prior to the date hereof.

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Section 5. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended.

Section 6. Additional Agreements and Acknowledgments of Investor.

(a)	Without written consent of the SPAC, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Shares, issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Shares equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Shares for cash, securities or other property. For the avoidance of doubt, this Section 6 shall not restrict the Investor from transferring, assigning or selling any Class A Shares or units acquired in the IPO or in the open market. For the avoidance of doubt, the foregoing agreement limiting the right of the Investor to transfer, sell or assign its Class A Common Stock shall only be between the Investor and the SPAC. Furthermore, notwithstanding the first sentence of this Section 6(a), transfers of the securities described herein are permitted to any affiliates of this Investor.

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(b)	Investor acknowledges that the SPAC was formed for the purpose of effecting a Business Combination. Investor agrees that Investor shall vote all of its Transferred Shares in the same way that the Sponsor votes its Founder Shares on any stockholder proposal (up and through the closing of the Business Combination). Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Agreement (i) shall prevent the Investor from disposing of or redeeming (as applicable) any public Units, Class A Shares or Warrants it acquires pursuant to the IPO, (ii) shall prevent the Investor from acquiring in the open market following the IPO, and then disposing of or redeeming (as applicable), such public Units, Class A Shares or Warrants, and (iii) shall obligate the Investor to vote any public Units or Class A Shares that it holds in favor of a proposed Business Combination. For the avoidance of doubt, the foregoing agreement that the Investor vote all Founder Shares in favor of such proposed Business Combination shall only be between the Investor and the SPAC.

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. Investor acknowledges that it does not hold any redemption rights with respect to the Transferred Shares and shall not seek to redeem any of its Transferred Shares. Notwithstanding the foregoing, nothing herein shall prevent the Investor from seeking redemption for any Class A Shares it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Shares and the IPO described in the Registration Statement.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 7. No Use of Name. Except as required by Applicable Law or in connection with any inquiry by a Governmental Authority, each of the Sponsor and the SPAC hereby agrees not to disclose (orally or in writing or by any other means) the name or identity of the Investor or any of Investor’s affiliates that purchase Units in the IPO (or any other related identifying information), nor identify the Investor or any of Investor’s affiliates as an investor in the SPAC (including, without limitation, to any potential investors in the Sponsor or the SPAC or any potential Business Combination target), in each case without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed), subject in any such case to the Investor’s right to review such disclosure of the Investor’s name and the SPAC’s and the Sponsor’s obligation to incorporate the Investor’s reasonable comments thereto. The Sponsor will be responsible for any breach of the terms of this section by its representatives.

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Section 8. Termination.

(a)	If disclosure of the Investor’s name or the name of any of the Investor’s affiliates (or any other related identifying information) is required by Applicable Law or requested by a Governmental Authority, then (i) the SPAC or the Sponsor (as applicable) shall, as promptly as practicable, so inform the Investor, and (ii) the Investor shall have, for five (5) days following receipt of such notification, the right to terminate this Agreement, and upon such termination, the rights and obligations hereunder (except with respect to Section 6(c) and Section 9) shall be of no further force or effect.

(b)	If the SPAC’s IPO has not closed within forty-five (45) days of the date of this Agreement, the Investor shall have the right to terminate this Agreement, and upon such termination, the rights and obligations hereunder (except with respect to Section 6(c) and Section 9) shall be of no further force or effect.

(c)	If the SPAC liquidates, the Agreement shall immediately terminate and all of the rights and obligations hereunder (except with respect to Section 6(c) and Section 9) shall be of no further force or effect.

Section 9. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: IX Acquisition Sponsor LLC; if to the SPAC, to: IX Acquisition Corp.; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the first sentence of Section 9(d), transfers of the rights and obligations described herein are permitted to any affiliates of the Investor.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

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(h)	All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement. Additionally, all provisions herein which by their terms must reasonably be understood to survive the consummation of the transactions contemplated by this Agreement to be given their intended effect shall survive the consummation of the transactions contemplated by this Agreement.

(i)	Except as may be required by Applicable Law, or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the SPAC, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement; provided, for the avoidance of doubt, that any and all such disclosures shall remain subject to the terms hereof, including Section 7 (No Use of Name). Notwithstanding the foregoing, the Investor shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, members, partners, managers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Investor shall be liable for any breach of such confidentiality obligations by any such person or entity.

(j)

The Investor shall not receive any material, non-public information regarding the SPAC provided by the Founders, or the SPAC or any of its officers, directors, or employees or agents, without the prior express written consent by the Investor.

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[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:
[●]
By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SPAC:

IX ACQUISITION CORP.
By:
Name:	Noah Aptekar
Title:	Chief Financial Officer and Chief Operating Officer

SPONSOR:

IX ACQUISITION SPONSOR LLC

By: IX Acquisition Manager LLC, its Sole Manager

By:
Name:	Noah Aptekar
Title:	Manager

[Signature Page to Investment Agreement (3.9%)]